
                                                                        Jurisdiction            Names under which
                           Name of                                         Where                  subsidiary does
                         Subsidiary                                      Organized                    Business
----------------------------------------------------------            ----------------       ------------------------

Galion, Inc.                                                             Delaware               Valentec Galion
                                                                                                Valentec Galion, Inc.
                                                                                                Galion, a Division of
                                                                                                Valentec International
                                                                                                Corporation
Valentec Systems, Inc.                                                   Delaware
ASCI Holdings Germany (DE), Inc.                                         Delaware
ASCI Holdings Mexico (DE), Inc.                                          Delaware
ASCI Holdings UK (DE), Inc.                                              Delaware
ASCI Holdings Czech (DE), Inc.                                           Delaware
ASCI Holdings Asia (DE), Inc.                                            Delaware
Phoenix Airbag Verwaltungs GmbH                                          Germany
Phoenix Airbag GmbH & Co. KG                                             Germany
Automotive Safety Components International S.A. de C.V.                  Mexico
Automotive Safety Components International Limited                       United Kingdom
Automotive Safety Components Asia - Pacific Ltd.
Automotive Safety Components International, s.r.o.                       Czech Republic
Automotive Safety Components International, Inc.                         Delaware               Valentec Automotive
                                                                                                Valentec Wells
Valentec International Corporation*                                      Delaware               Valentec Wells, Inc.